UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021 (June 8, 2021)

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue Manhattan Beach, California 90266
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 8, 2021, Fisker Inc. (the “Company”) held an Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

1.

All three Class I directors were elected, each to serve a three-year term expiring at the 2024 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Nominee	For	Withheld	Broker Non-Votes

Wendy J. Greuel	1,343,769,013	17,241,080	37,282,291
Roderick K. Randall	1,342,668,941	18,341,152	37,282,291
Mitchell S. Zuklie	1,342,662,271	18,347,822	37,282,291

2.	The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021 was ratified.

Votes For	Votes Against	Votes Abstained

1,397,594,051	494,817	203,516

Item 9.01. Financial Statements and Exhibits.

(d) List of Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 9, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2021	FISKER INC.

	By:	/s/ Geeta Gupta
Dr. Geeta Gupta Chief Financial Officer and Chief Operating Officer

3